UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305 (B) (2)

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
(Exact name of trustee as specified in its charter)

New York	13-5691211
(Jurisdiction of incorporation or organization	(I.R.S. employer
if not a U.S. national bank)	Identification number)

One Liberty Plaza
New York, N.Y.	10006
(Address of principal	(Zip code)
executive office)

N/A
Name, address and telephone number of agent for service

Baytex Energy Corp.
(Exact name of obligor as specified in its charter)

Alberta, Canada
(State or other jurisdiction of incorporation or organization)

N/A
(I.R.S. employer identification no.)

Centennial Place, East Tower
2800, 520 - 3rd Avenue SW
Calgary, Alberta, Canada	T2P 0R3
(Address of principal executive offices)	(Postal Code)

Debt Securities
(Title of the indenture securities)

Item 1.     General Information
                Furnish the following information as to the trustee:

                (a) Name and address of each examining or supervising authority to which it is subject.
                                         Board of Governors of the Federal Reserve System
                                         Washington, D.C.

                                         State of New York Banking Department
                                         State House, Albany, N.Y.

                (b) Whether it is authorized to exercise corporate trust powers.
                              The Trustee is authorized to exercise corporate trust powers.

Item 2.     Affiliation with the Obligor.
                If the obligor is an affiliate of the trustee, describe each such affiliation.
                              The obligor is not an affiliate of the Trustee.

Item 3 through Item 15. Not applicable.

Item 16.    List of Exhibits.
                 List below all exhibits filed as part of this statement of eligibility.

                 Exhibit 1   - Copy of the Organization Certificate of the Trustee as now in effect.
                                   (Exhibit 1 to T-1 to Registration Statement No. 333-6688).

                 Exhibit 2 - Copy of the Certificate of Authority of the Trustee to commerce business.
                                   (Exhibit 2 to T-1 to Registration Statement No. 333-6688).

                 Exhibit 3  - None; authorization to exercise corporate trust powers is contained in the documents identified above as Exhibit 1 and 2.

                 Exhibit 4 - Copy of the existing By-Laws of the Trustee. (Exhibit 4 to T-1 to
                                   Registration Statement No. 333-6688).

                 Exhibit 5 - Not applicable.

                 Exhibit 6  - The consent of the Trustee required by Section 321 (b) of the Trust
                                   Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement
                                   No. 333-27685).

                 Exhibit 7  - Copy of the latest Report of Condition of the Trustee
 As of December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 22nd day of July, 2011.

THE BANK OF NOVA SCOTIA TRUST
COMPANY OF NEW YORK

By: /s/ John F. Neylan
      John F. Neylan
      Trust Officer

The Bank of Nova Scotia Trust Company of New York
Legal Title of Bank

New York
City

New York              10006
State                      Zip Code

FDIC Certificate Number /_/_/_/_/_/

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for December 31, 2010

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC-BALANCE SHEET

Dollar Amounts in Thousands		RCON	Bil	Mil	Thou
ASSETS
1.Cash and balances due from depository institutions (from Schedule RC-A):
a.Noninterest-bearing balances and currency and coin(1)		0081			553	1.a.
b.Interest-bearing balances(2)		0071		9	000	1.b.
2.Securities:
a.Held-to-maturity securities (from Schedule RC-B, column A)		1754		7	254	2.a.
b.Available-for-sale securities (from Schedule RC-B, column D)		1773			0	2.b.
3.Federal funds sold and securities purchased under agreement to resell		1350
a.Federal Funds sold		B987			0	3.a.
b.Securities purchased under agreements to resell(3)		B989			0	3.b.
4.Loans and lease financing receivable (from Schedule RC-C):
a.Loans and leases held for sale		5369			0	4.a.
b.Loans and leases, net of unearned income	B528					4.b.
c.LESS: Allowance for loan and lease losses	3123					4.c.
d.Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)		B529			0	4.d.
5.Trading assets (from Schedule RC-D)		3545			0	5.
6.Premises and fixed assets (including capitalized leases)		2145			0	6.
7.Other real estate owned (from Schedule RC-M)		2150			0	7.
8.Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)		2130			0	8.
9.Customers' liability to this bank on acceptances outstanding		2155			0	9.
10.Intangible assets:
a.Goodwill		3163			0	10.a.
b.Other intangible assets (from Schedule RC-M)		0426			0	10.b.
11.Other assets (from Schedule RC-F)		2160			349	11.
12.Total assets (sum of items 1 through 11)		2170		17	156	12.
_____
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements, regardless of maturity.

SCHEDULE RC-CONTINUED

Dollar Amounts in Thousands		RCON	Bil	Mil	Thou
LIABILITIES
13.Deposits:
a.In domestic offices (sum of totals of columns A and C from Schedule RC-E)		2200			0	13.a.
(1)Noninterest-bearing(l)	6631					13.a.(1)
(2)Interest-bearing	6636					13.a.(2)
b.Not applicable
14.Federal funds purchased and securities sold under agreements to repurchase		2800			0	14.
a.Federal Funds purchased(2)		B993			0	14.a.
b.Securities sold under agreements to purchase(3)		B995			0	14.b.
15.Trading liabilities (from Schedule RC-D)		3548			0	15.
16.Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)(from Schedule RC-M)		3190			0	16.
17. and 18…Not applicable
19.Subordinated notes and debentures(4)		3200			0	19.
20.Other liabilities (from Schedule RC-G)		2930		1	848	20.
21.Total liabilities (sum of items 13 through 20)		2948		1	848	21.
22.Not applicable
EQUITY CAPITAL
23.Perpetual preferred stock and related surplus		3838			0	23.
24.Common stock		3230		1	000	24.
25.Surplus (exclude all surplus related to preferred stock)		3839		10	030	25.
26.a.Retained earnings		3632		4	278	26.a.
b. Accumulated other comprehensive income(5) c. Other equity capital components (6)		B530 A130			0 0	26.b. 26.c.
27.a. Total bank equity capital (sum of items 23 through 26.c.) b. Noncontrolling (minority) interests in consolidated subsidiaries.		3210 3000		15	308 0	27.a. 27.b.
28.Total equity capital (sum of items 27.a and 27.b)		G105		15	308	28.
29.Total liabilities and equity capital (sum of items 21and 28)		3300		17	156	29.

Memorandum
To be reported with the March Report of Condition.
	RCON	Number
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2009	6724	M.1.

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =
Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =	Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4 =	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =	Review of the bank's financial statements by external auditors

7 =	Compilation of the bank's financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

To be reported with the March Report of Condition.	RCON	MM	DD
2. Bank’s fiscal year-end date	8678

___________
(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

(3)	Includes all securities repurchase agreements, regardless of maturity.

(4)	Includes limited-life preferred stock and related surplus.

(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.